EXHIBIT 11



                                     AMGEN INC.

                          COMPUTATION OF PER SHARE EARNINGS
                                 PRIMARY COMPUTATION

                        (In millions, except per share data)
                                     (Unaudited)


                                                        Three Months Ended
                                                            March 31,
                                                         1996       1995
                                                       -------    -------

        Net income                                     $143.6     $108.6
                                                       ======     ======

        Applicable common and common stock
          equivalent shares:

           Weighted average shares of common stock
            outstanding during the period               266.0      265.2

           Incremental number of shares outstanding
            during the period resulting from the
            assumed exercises of stock options and
            warrants                                     17.6       14.3
                                                       ------     ------
        Weighted average shares of common stock and
          common stock equivalents outstanding during
          the period                                    283.6      279.5
                                                       ======     ======

        Earnings per common share primary              $  .51     $  .39
                                                       ======     ======


                                                                   EXHIBIT 11



                                     AMGEN INC.

                          COMPUTATION OF PER SHARE EARNINGS
                              FULLY DILUTED COMPUTATION

                        (In millions, except per share data)
                                     (Unaudited)


                                                        Three Months Ended
                                                            March 31,
                                                         1996       1995
                                                       -------    -------

        Net income                                     $143.6     $108.6
                                                       ======     ======

        Applicable common and common stock
          equivalent shares:

           Weighted average shares of common stock
            outstanding during the period               266.0      265.2

           Incremental number of shares outstanding
            during the period resulting from the
            assumed exercises of stock options and
            warrants                                     17.6       15.1
                                                       ------     ------

        Weighted average shares of common stock and
          common stock equivalents outstanding during
          the period                                    283.6      280.3
                                                       ======     ======

        Earnings per common share fully diluted        $  .51     $  .39
                                                       ======     ======